                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

                             EXCHANGE ACT OF 1934


     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:

     / / Preliminary Proxy Statement       / / Confidential, for Use of the

                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))

     /X/ Definitive Proxy Statement

     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                        MOBILE GAS SERVICE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     /X/ Fee paid previously with preliminary materials.


     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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



                         MOBILE GAS SERVICE CORPORATION
                              2828 DAUPHIN STREET
                             MOBILE, ALABAMA 36606

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 26, 1996

To the Holders of Common Stock of
     MOBILE GAS SERVICE CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Mobile Gas Service Corporation, an Alabama corporation, will be held in the Auditorium at the principal office of the Company, 2828 Dauphin Street, Mobile, Alabama, on Friday, January 26, 1996, at 10:00 o'clock a.m., Central Standard Time, for the purpose of:

1. Considering and acting upon a proposal to amend the Restated Articles of Incorporation of the Company to (a) provide that the number of Directors shall be not less than nine nor more than twelve, as determined by the Board of Directors; (b) classify the Board of Directors into three classes, each class of which, after initial terms of one, two and three years, will serve terms of three years, with one class being elected each year; (c) provide that directors may be removed without cause only upon the affirmative vote of at least 66 2/3% of the shares of capital stock of the Company then entitled to be voted for the election of directors (the "Voting Stock"); and (d) increase the vote required to amend, repeal, or adopt any provision inconsistent with, the foregoing provisions to an affirmative vote of at least 66 2/3% of the Voting Stock.

2.   If the proposal set forth above is adopted, to elect a Board of eleven
     (11) Directors to be divided into classes and to serve until their successors are duly elected and shall have qualified; otherwise such directors shall be elected to serve one-year terms until the next Annual Meeting of the Stockholders of the Company and until their successors are duly elected and shall have qualified.

3. Considering and acting upon such other and further business as may properly come before the meeting or any and all adjournments thereof.

Further information regarding voting rights and the business to be transacted at the meeting is given in the annexed Proxy Statement.

The Board of Directors has fixed the close of business on December 15, 1995, as the record date for the determination of holders of the Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of the Common Stock at the close of business on December 15, 1995 will be entitled to vote at the meeting.

                                        By Order of the Board of Directors,
                                               G. EDGAR DOWNING, JR.
                                                     Secretary

Mobile, Alabama
December 15, 1995

IMPORTANT: EVEN IF YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY, NO MATTER HOW SMALL YOUR HOLDINGS, IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. NO POSTAGE IS REQUIRED ON THE ENCLOSED PROXY IF MAILED WITHIN THE UNITED STATES.

                         MOBILE GAS SERVICE CORPORATION




                                PROXY STATEMENT

This Proxy Statement is furnished to the Stockholders of Mobile Gas Service Corporation (the "Company") in connection with the solicitation of the enclosed proxy for use at the Annual Meeting of Stockholders of the Company to be held on January 26, 1996, or any adjournment or adjournments thereof. This Proxy Statement, the accompanying form of Proxy and Notice of Annual Meeting of Stockholders, and the Company's Annual Report to Stockholders for the fiscal year ended September 30, 1995 are first being mailed to stockholders on or about December 15, 1995.

                             PROXY AND SOLICITATION

The accompanying proxy is solicited on behalf of Mobile Gas Service Corporation for use at the Annual Meeting of the Stockholders of the Company to be held in the Auditorium at the principal office of the Company, 2828 Dauphin Street, Mobile, Alabama, on January 26, 1996, at 10:00 o'clock a.m., Central Standard Time, and at any and all adjournments thereof, for the purposes set forth in the notice of the meeting annexed hereto and incorporated herein by this reference.

All costs and expenses of soliciting proxies will be borne by the Company. The Company's costs of solicitation will include reimbursement of brokers and other persons for their expenses in sending proxy materials to their principals and obtaining their proxies.

Stockholders who execute proxies retain the right to revoke them at any time before they are voted by delivery of a written revocation to the Secretary of the Company. A proxy when executed and not so revoked will be voted in accordance therewith.

                               VOTING SECURITIES

As of December 15, 1995, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 3,213,394 shares of common stock, $2.50 par value per share ("Common Stock"), of the Company outstanding, with each share entitled to one vote. A majority in number of votes, present in person or by proxy, constitutes a quorum for the transaction of business.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 1, 1995, information concerning
(i) beneficial ownership of Common Stock, the only class of voting securities of the Company, by persons who are known by the Company to own beneficially more than 5% of the Common Stock, and (ii) beneficial ownership of Common Stock by all directors and executive officers of the Company as a group. Except as noted below, the indicated owners have sole voting and investment power with respect to shares beneficially owned.


           Name and Address                               Amount Beneficially Owned                       Percent of Class
           ----------------                               -------------------------                       ----------------
           William J. Hearin                              285,724  (1)                                    8.9%
           304 Government Street
           Mobile, Alabama 36630

           All directors and executive                    396,713 (1)(2)                                  12.4%
           officers as a group (16 persons)



      (1) Includes 45,000 shares owned by the Chandler Charitable Trust, of which Mr. Hearin is the Trustee. Mr. Hearin shares voting power as to 27,400 shares owned by his wife, Emily Staples Hearin, 42,000 shares owned by his daughter, Ann Hearin, and 26,324 shares owned by his former spouse, Louise Hearin.



      (2) Includes 44,026 shares owned by spouses of officers and directors, 4,627 shares owned jointly by officers and directors and their respective spouses and 3,694 shares credited to officers' accounts in the Employee Savings Plan.



                          ___________________________

                                   PROPOSAL 1

                       PROPOSED AMENDMENT TO THE RESTATED
                    ARTICLES OF INCORPORATION OF THE COMPANY

The Board of Directors of the Company has determined by unanimous vote that an amendment to the Company's Restated Articles of Incorporation is advisable and has unanimously recommended that the Company's stockholders approve such amendment. The proposed amendment to the Restated Articles of Incorporation would adopt a new Article 6 to provide that the size of the Board of Directors shall be not less than nine nor more than twelve directors, with the exact number to be determined from time to time by the Board of Directors; classify the Board of Directors into three classes, as nearly equal in number as possible, each class of which, after initial terms of one, two and three years, will serve terms of three years, with one class being elected each year; provide that directors may be removed without cause only upon the affirmative vote of at least 66 2/3% of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the Company then entitled to vote generally in the election of directors (the "Voting Stock"); and increase the vote required to amend, alter, change or repeal, or to adopt any provision inconsistent with, such Article 6 to an affirmative vote of at least 66 2/3% of the total number of votes entitled to be cast by the holders of all shares of Voting Stock.

REASONS FOR AND CERTAIN EFFECTS OF THE PROPOSED AMENDMENT

The Board of Directors is asking the Company's stockholders to consider and adopt the proposed amendment in order to discourage certain types of transactions which would involve an actual or threatened change of control of the Company and to make it more difficult and time-consuming to change majority control of the Board of Directors, thus reducing the vulnerability of the Company to an unsolicited proposal for the takeover of the Company, particularly a proposal that does not contemplate the acquisition of substantially more than a simple majority of the Company's outstanding capital stock. The proposed amendment does not impede an offer for at least 66 2/3% of the outstanding capital stock of the Company.

In recent years, third parties often have accumulated substantial stock positions in public companies as prelude to proposing a takeover or a restructuring or sale of all or part of the company's assets or other similar extraordinary corporate actions. Such actions are often undertaken by the third party without advance notice to or consultation with management of the company, and in many cases, the third party seeks representation on the company's board of directors in order to increase the likelihood that its proposal will be implemented by the company. If the company resists the efforts of the third party to obtain representation on the board of directors, the third party may commence a proxy contest to have its nominees elected to the board of directors in place of management's nominees. In some cases, the third party may use the threat of a proxy fight or a bid to acquire the company as a means of attempting to force the company to repurchase the securities owned by the third party at a substantial premium over market price.

The Board of Directors believes that the threat of removal of the Company's management in situations of the type described above would severely impede management's ability to negotiate effectively with potential purchasers. The proposed amendment to the Restated Articles of Incorporation of the Company is intended to discourage the use of the tactics described above or unilateral attempts by persons to acquire control of the Company or to effect a change in management of the Company. One purpose of the proposed amendment is to enhance management continuity and to encourage any person seeking to gain control of the Company to act through the Board of Directors in proposing any transaction with the Company. If adopted, the proposed amendment would effectively reduce the possibility that a third party could effect a sudden or surprise change in control of the Company's Board of Directors and would help to assure fair treatment of all stockholders in the event of an attempt to take over the Company. Although it is not the purpose of the proposed amendments to ensure that the Company remains independent, the amendments, if adopted, could increase the likelihood that the Company would remain independent in the event the Board of Directors were to consider an offer for the Company to be inadequate or not in the best interests of the Company and its stockholders. The Board of Directors recognizes that unilateral attempts to acquire or gain control of the Company may not, in all instances, necessarily be detrimental to the Company or its stockholders. However, the Board of Directors believes that adoption of the proposed amendments will encourage prior consultation and negotiation with the Board of Directors, will permit the Board of Directors to evaluate the proposal of any third party or purchaser and to study alternative proposals and will permit the Board of Directors to negotiate more effectively with any proposed purchaser of the Company. The Board of Directors believes that the benefits of seeking to protect its ability to negotiate more effectively with proponents of an unfriendly or unsolicited proposal to take over or restructure the Company outweigh the disadvantages of discouraging such proposals.

The amendment, if adopted, could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its stockholders. In addition, since the amendment is designed to discourage accumulations of large blocks of the Company's stock by purchasers whose objective is to have such stock repurchased by the Company at a premium, adoption of the amendment might reduce the temporary fluctuations in the market price of the Company's stock that might be caused by accumulations of large blocks of the Company's stock. Accordingly, stockholders could be deprived of certain opportunities to sell their stock at a temporarily higher market price.

The proposed amendment is not the result of any specific efforts of which the Company is aware to accumulate the Company's Common Stock or to obtain control of the Company, but rather is being recommended in order to ensure that the Company is prepared for future exigencies and to ensure that stockholders of the Company are treated fairly in the event of any future takeover effort. The Board of Directors of the Company does not presently have any intention of soliciting a vote of the stockholders for any additional proposals or amendments designed to deter a possible takeover of the Company.

The Restated Articles of Incorporation and Bylaws of the Company presently do not contain any provisions intended by the Company to have, or to the knowledge of the Board of Directors having, an anti-takeover effect. However, under the Restated Articles of Incorporation, the Company has authorized but not outstanding or reserved approximately 720,000 shares of Common Stock. Although the Board of Directors has no present intention to do so, shares of authorized, unissued and unreserved Common Stock of the Company, within the limits imposed by and subject to the requirements of applicable law, could be issued under circumstances where a stockholder or stockholders would obtain sufficient voting power to ensure that any proposal to remove directors, or to alter, amend, change or repeal any of the provisions that will be added to the Restated Articles of Incorporation by the proposed amendment would not receive the 66 2/3% vote required therefor by the proposed amendment.

DESCRIPTION OF THE PROPOSED AMENDMENT; SIZE OF BOARD OF DIRECTORS, CLASSIFICATION OF THE BOARD OF DIRECTORS, REMOVAL OF DIRECTORS AND RELATED MATTERS

This amendment, which adds a new Article 6 to the Restated Articles of Incorporation, would (i) fix the size of the Board of Directors at not less than nine nor more than twelve directors (the exact number of such directors to be determined from time to time by resolution adopted by a majority of the Board of Directors), (ii) classify the Board of Directors into three classes, as nearly equal in number as possible, each of which, after initial terms of one, two and three years, will serve for three years, with one class being elected each year, (iii) provide that directors may be removed without cause only upon the affirmative vote of 66 2/3% of the total number of votes entitled to be cast by the holders of all shares of Voting Stock, and (iv) increase the vote required to alter, amend, change or repeal the foregoing provisions, or to adopt any provision inconsistent therewith, to an affirmative vote of 66 2/3% of the total number of votes entitled to be cast by the holders of all shares of Voting Stock.

The Restated Articles of Incorporation of the Company do not presently deal with the election of directors. The Bylaws of the Company now provide that all directors are to be elected to the Company's Board of Directors annually for a term ending at the next annual meeting of stockholders of the Company, and, subject to the ability of the Board of Directors to amend the Bylaws and establish a different number of directors, the Bylaws provide that the number of directors shall be eleven. Proposed Article 6 of the Restated Articles of Incorporation provides that the Board of Directors may establish the number of directors at not less than nine nor more than twelve persons and provides that the Board of Directors shall be divided into three classes of directors, each class to be as nearly equal in number of directors as possible. If the proposed amendment is adopted, the Company's directors will be divided into three classes and three directors will be elected for a term expiring at the Annual Meeting of Stockholders of the Company to be held in 1997, four directors will be elected for a term expiring at the Annual Meeting of Stockholders of the Company to be held in 1998, and the remaining four directors will be elected for a term expiring at the Annual Meeting of Stockholders of the Company to be held in 1999 (in each case, until their respective successors are duly elected and qualified). Starting with the 1997 Annual Meeting of Stockholders, one class of directors will be elected each year for a three-year term.

The classification of directors will have the effect of making it more difficult to change the composition of the Board of Directors. At least two meetings of stockholders, instead of one, will be required to effect a change in the control of the Board of Directors unless a stockholder controls 66 2/3% or more of the total number of votes entitled to be cast by the holders of all shares of Voting Stock. Although there have been no problems with respect to continuity or stability of the Board of Directors in the past, the Board of Directors believes that the longer time required to elect a majority of a classified Board of Directors will help to ensure the continuity and stability of the Company's management and policies in the future since a majority of the directors, at any given time, will have prior experience as directors of the Company. It also should be noted that the classification provision will apply to every election of directors, whether or not a change in the Board of Directors would be beneficial to the Company and its stockholders and whether or not a majority of the Company's stockholders believes that such a change would be desirable.

Under Alabama law, directors may be removed with or without cause by a vote of the holders of a majority of the shares of capital stock then entitled to vote in the election of directors. In addition, under Alabama law, an amendment to the Restated Articles of Incorporation requires the approval of the holders of a majority of the outstanding capital stock entitled to vote on the amendment and the approval of the holders of a majority of the outstanding capital stock of each class entitled to vote on the amendment as a class. Alabama law also permits provisions in articles of incorporation that require a greater vote than the vote otherwise required by law for any corporate action. As permitted by these provisions of Alabama law, the proposed amendment would permit directors to be removed without cause only if removal is approved by an affirmative vote of 66 2/3% of the total number of votes entitled to be cast by the holders of all shares of Voting Stock and would require the affirmative vote of at least 66 2/3% of the total number of votes entitled to be cast by the holders of all shares of Voting Stock to alter, amend, change or repeal, or adopt any provision inconsistent with, the proposed amendment to the Restated Articles of Incorporation discussed above. The requirement of an increased stockholder vote is designed to prevent a stockholder with a majority of the total number of votes entitled to be cast by the holders of all shares of Voting Stock from avoiding the requirements of the proposed amendment by simply removing a majority of the directors or repealing such amendment. The proposed amendment will not affect the present right of the holders of a majority of shares of capital stock then entitled to vote in the election of directors to remove any director, or the entire Board of Directors, for cause.

The proposed amendment to the Restated Articles of Incorporation is intended to enhance management continuity and stability by, among other things, ensuring that a majority of the directors of the Company, at any given time, will have had prior experience as directors of the Company. At the same time, the proposed amendment will ensure that the Board of Directors will have an opportunity to evaluate properly any proposal that might result in a change in control of the Board of Directors, to consider appropriate alternatives to such proposal and to respond in a manner that the Board of Directors believes is in the best interest of the Company and its stockholders.

As indicated above, the proposed amendment would have the effect of requiring at least two meetings of stockholders, instead of one meeting of stockholders, to change control of the Board of Directors, even though the stockholders of the Company desiring to change control of the Board of Directors might hold a majority of the outstanding Voting Stock. Accordingly, the proposed amendments could have the effect of discouraging an investor from making a tender offer or otherwise attempting to obtain control of the Board of Directors, even though either course of conduct might be beneficial to the Company and its stockholders. As more fully discussed above, the Board of Directors believes the proposed amendment would, if adopted, effectively reduce the possibility that a third party could effect a sudden or surprise change in majority control of the Company's Board of Directors without the support of the incumbent Board of Directors. However, adoption of the proposed amendment may have significant effects on the ability of stockholders of the Company to change the composition of the incumbent Board of Directors and to benefit from certain transactions that are opposed by the incumbent Board of Directors. Accordingly, stockholders are urged to read carefully the portions of the Proxy Statement that describe the amendment and its purpose and effects, and Exhibit A, which is attached hereto and sets forth the full text of the proposed amendment to the Restated Articles of Incorporation.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION RELATING TO THE SIZE OF THE BOARD OF DIRECTORS, THE CLASSIFICATION OF THE BOARD OF DIRECTORS, THE INCREASED VOTE IN ORDER TO REMOVE DIRECTORS WITHOUT CAUSE AND THE RELATED MATTERS DESCRIBED ABOVE.


VOTES REQUIRED FOR ADOPTION OF PROPOSED AMENDMENT


Under Alabama law, the approval of the proposed amendment to the Restated Articles of Incorporation of the Company requires the affirmative vote of the holders of 66 2/3% of the Voting Stock. The Company is informed that members of the Board of Directors and officers of the Company, who hold or beneficially own in the aggregate approximately 397,000 shares of Common Stock, or approximately 12.4% of the Voting Stock, intend to vote such shares of Common Stock in favor of the proposed amendment to the Restated Articles of Incorporation of the Company.


                          ___________________________

                                   PROPOSAL 2

                             ELECTION OF DIRECTORS

Pursuant to the By-laws of the Company, the number of Directors of the Company is eleven (11). The Articles of Incorporation and By-laws of the Company do not provide for cumulative voting in the election of Directors.

Unless authority is withheld on a proxy, shares represented by the proxies received by the Company will be voted for the election as Directors of the eleven (11) nominees for Directors listed below. If the proposed amendment to the Restated Articles of Incorporation described in Proposal 1 above is approved, a classified Board of Directors will be elected as set forth below. If the proposed amendment to the Restated Articles of Incorporation is not approved, those persons elected will serve until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. Proxies cannot be voted for more than eleven persons. Should any nominee be unable or unwilling to accept election, which the

Company has no reason to believe will be the case, the proxy will be voted for a substitute nominee or nominees designated by the Company.

The following information is a brief account of the business experience of each nominee during the past five years, and of Common Stock beneficially owned by each nominee as of December 1, 1995, based on information received from the respective nominees.

                                                                               First
                                                                               Became a         No. of Shares
  Name of Nominee, Age, Principal Occupation During Past Five Years,           Director         Beneficially          Percent
  and Other Directorships                                                      (1)              Owned (2)             of Class
  ------------------------------------------------------------------           ------------     -----------------     --------

  NOMINEES TO SERVE UNTIL ANNUAL
  MEETING OF STOCKHOLDERS IN 1997:

  JOHN C. HOPE, III, 46, was appointed Chairman and Chief                         1993             2,000                 *
  Executive Officer of Whitney Bank of Alabama and Executive
  Vice President of Whitney Holding Corporation in November,
  1994.  Previously, he served as Executive Vice President and Regional
  Executive of AmSouth Bank, Mobile, Alabama. (3) (5)

  S. FELTON MITCHELL, JR., 51, is President of S. Felton Mitchell, Jr., P.C.,     1993             2,100                 *
  a law practice, and sole proprietor of S. Felton Mitchell, Jr., CPA, an accounting practice.  He is President of The Vibroplex(R) Co., Inc., a manufacturer of amateur radio equipment.  He serves as Director of QMS,
  Inc., Mobile, Alabama. (3) (4) (7)

  THOMAS B. VAN ANTWERP, 45, has been Zoned Group Advertising Manager,            1993             1,780(8)              *
  Syracuse Newspapers, Syracuse, New York, since February 1, 1993, and was previously Executive-in-Training at The Mississippi Press, Pascagoula,
  Mississippi.  He serves as Director of Merchants & Marine Bank, Pascagoula,
  Mississippi.
  (4) (5) (14)


  NOMINEES TO SERVE UNTIL ANNUAL
  MEETING OF STOCKHOLDERS IN 1998:

  JOHN S. DAVIS, 53, was appointed President and Chief Executive Officer of       1995             3,794(9)              *
  the Company in January, 1995, having been appointed Executive Vice President and Chief Operating Officer of the Company in July, 1994.  Previously, he
  served as independent consultant and Chairman of Davis-Shows Motors, Inc.
  from 1991 to 1994, and served as President of United Gas Pipe Line Company from 1989 to 1991.

  WALTER L.HOVELL, 67, served as President and Chief Executive Officer of the     1975             32,212(10)            *
  Company from March, 1984 to January, 1995.  He serves as Director of The
  Bank of Mobile, Mobile, Alabama.  (3) (6) (7)

   G. MONTGOMERY MITCHELL, 67, retired in 1993 as Senior Vice President and       1993             2,000(11)             *
  Director of Stone & Webster Management Consultants, Inc., Houston, Texas.
  He serves as Director of Energy West, Inc., Great Falls, Montana. (4) (6)

  F. B. MUHLFELD, 75, retired in 1986 as Vice Chairman of the                     1986             1,750                 *
  Board of Stone & Webster, Incorporated, New York, New York.  He had been with the Stone & Webster organization for more than 40 years and had served as Vice Chairman for more than 5 years. (4) (6)


  NOMINEES TO SERVE UNTIL ANNUAL
  MEETING OF STOCKHOLDERS IN 1999:

  WILLIAM J. HEARIN, 86, Chairman of the Board of the Mobile Press Register,      1960             285,724(12)           8.9%
  Mobile, Alabama and The Mississippi Press, Pascagoula, Mississippi.  He
  serves as Chairman of the Board of the Company. He serves as Director of The
  Bank of Mobile, Mobile, Alabama. (3) (5) (7)

  JOSEPH G. HOLLIS, JR., 72, retired in 1992 as Chairman of the Board of          1959             19,000                *
  Johnson Hardware Company, Inc., Newnan, Georgia. (4) (5)

  GAYLORD C. LYON, 73, is President of Gaylord C. Lyon & Company, Inc., a real    1973             14,000(13)            *
  estate appraisal and property management company, Mobile, Alabama. (3) (6)

  E.B. PEEBLES, JR., 77, retired in December, 1984 as Chairman of Ryan-Walsh      1978             16,703                *
  Stevedoring Company, Inc., Mobile, Alabama, and Senior Vice President of
  Dravo Corporation, Pittsburgh, Pennsylvania.  He serves as Chairman and
  Chief Executive Officer of Senior Bowl Association, Mobile, Alabama. (3) (5)



*    Less than one percent.
(1)  Each director has served continuously since the dates indicated.
(2) Except as noted, the indicated owners have sole voting and dispositive power with respect to shares beneficially owned.
(3)  Member of Executive Committee.
(4)  Member of Audit Committee.
(5)  Member of Compensation and Planning Committee.
(6)  Member of Risk Management Committee.
(7)  Member of Retirement Board Committee.

(8) Includes 1,317 shares owned jointly with Mr. Van Antwerp's spouse with whom he shares voting and dispositive power, and 40 shares held in each of two accounts by Mr. Van Antwerp as custodian for two children under the New York Uniform Transfers to Minors Act, as to which he has voting and dispositive power.
(9)  Includes 55 shares held in the Company's 401(K) plan.
(10) Includes 12,501 shares owned by Mr. Hovell's spouse, as to which he disclaims beneficial ownership, and 7,321 shares held in his Individual Retirement Account, over which shares he has sole voting power.
(11) All shares are owned jointly with Mr. Mitchell's spouse with whom he shares voting and dispositive power.

(12) Includes 45,000 shares owned by the Chandler Charitable Trust, of which Mr. Hearin is the trustee. Mr Hearin shares voting power as to 27,400 shares owned by his wife, Emily Staples Hearin, 42,000 shares owned by his daughter, Ann Hearin, and 26,324 shares owned by his former spouse, Louise Hearin.

(13) Includes 3,475 shares owned by Mr. Lyon's spouse.
(14) Mr. Van Antwerp is the stepson of Mr. Hearin.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS


   Director Compensation, Committees and Attendance. The Board of Directors of the Company had six meetings during the last fiscal year. Effective January 1, 1995, quarterly fees paid to non-employee members of the Board of Directors, other than members of the Executive Committee, are $3,250 per quarter; quarterly fees paid to Executive Committee members are $3,750 per quarter. Directors also receive $500 per Board meeting attended. The maximum aggregate of fees payable to any director for service on the Board of Directors and its committees is $16,000 per fiscal year, except that the maximum annual fee payable to Executive Committee members is $18,000. Prior to January 1, 1995, fees paid to non- employee members of the Board of Directors generally were $300 per quarter. In addition, Executive Committee members received $2,800 per quarter, Audit Committee, Compensation and Planning Committee, and Risk Management Committee members received $2,500 per quarter, and Retirement Board Committee members received $125 per quarter, all of such fees being subject to maximum amounts payable to any director for service on the Board and its committees of $14,200 per fiscal year, except that such maximum was $14,700 for Executive Committee members. Directors who are also employees of the Company do not receive fees for service on the Board of Directors or its committees. The Board of Directors of the Company adopted the Mobile Gas Service Corporation Non-Employee Directors Deferred Fee Plan as of January 27, 1995, pursuant to which directors may make an advance election to defer director's fees, and to have such deferred fees treated as though invested in Common Stock, or as cash earning interest at the prime rate. Messrs. Hope, Hovell, S. Felton Mitchell and G. Montgomery Mitchell elected to so defer a portion of director's fees payable to them during fiscal year 1995.


   There are five standing committees of the Board, which are the Executive Committee, Audit Committee, Compensation and Planning Committee, Risk Management Committee and Retirement Board Committee. The Company does not have a nominating committee.

   The Executive Committee, which met two times during the last fiscal year, exercises all the powers of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board of Directors, except as restricted by the By-laws of the Company. Action by the Executive Committee is reported at the meeting of the Board next succeeding such action.

   The Audit Committee, which met twice during the last fiscal year, recommends to the Board the independent auditors and reviews recommendations made by the auditors. The committee meets with the auditors to review the scope of the audit to be conducted and afterwards to receive the report of such audit with recommendations, and advises the Board with respect thereto. The Company's independent public accountants have free access to the Audit Committee and meet with the committee with and without Management present. Members of the Audit Committee are all non-employee Directors,

   The Compensation and Planning Committee, which met five times during the last fiscal year, reviews and makes recommendations to the Board establishing salaries and other compensation for the officers of the

Company. This committee also reviews the Employees' Retirement Plan of the Company and makes recommendations to the Board concerning changes in the Plan. Members of the Compensation and Planning Committee are all non-employee Directors.

   The Risk Management Committee, which met one time during the last fiscal year, is responsible for reviewing risk management policies and programs throughout the Company to assure that they are appropriate to the short and long term objectives of the Company. The Committee also advises the Board of Directors of the effectiveness of these policies and programs.

   The Retirement Board Committee, which met six times during the last fiscal year, is responsible for the general administration of the Employee Savings Plans and the Voluntary Employees' Beneficiary Association Plans, as well as the Retirement Plan, all being Plans of the Company.

   Insurance. The Company provides accidental death and dismemberment insurance of $200,000 for each Director and $100,000 for the spouse of each Director. Premium cost for the fiscal year for such coverage was $1,260 for all directors not serving as officers. The Company is not designated as the beneficiary under the policy.

          REPORTS UNDER SECTION 16 OF THE SECURITIES AND EXCHANGE ACT

   The following person, who was a director of the Company during the fiscal year ended September 30, 1995, filed late a report required by Section 16(a) of the Securities and Exchange Act of 1934: Mr. Hearin filed one late report on Form 4 with respect to shares of Common Stock acquired by his wife. In making this disclosure, the Company has relied on written representations by or on behalf of its directors and executive officers and copies of reports filed.

                             EXECUTIVE COMPENSATION

   The following table contains information with respect to compensation paid or set aside by the Company for services in all capacities during fiscal years 1993, 1994 and 1995 to Messrs. Hovell and Davis, each of whom served as the Company's Chief Executive Officer during a portion of fiscal year 1995, and to the two other executive officers of the Company and its subsidiaries whose aggregate salary and bonus exceeded $100,000 for fiscal year 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                                                    COMPENSATION
                                               ANNUAL COMPENSATION                     AWARDS
                                    -----------------------------------------     ----------------

                                                                OTHER ANNUAL         SECURITIES          ALL OTHER
                                                                COMPENSATION         UNDERLYING        COMPENSATION
 NAME AND PRINCIPAL POSITION       YEAR         SALARY ($)          ($)            OPTIONS (#) (7)         ($)
 ---------------------------       ----         ----------      ------------       ---------------     ------------
 Walter L. Hovell                  1995         75,628           16,506(2)                                192,782(8)
 President and Chief Executive     1994        169,999           40,666(3)                                    129(9)
 Officer until January 27, 1995    1993        167,500           20,012(3)                                    129(9)

 John S. Davis
 President and Chief Executive     1995(1)     181,667            4,337(4)             30,000                 129(9)
 Officer

 Gerald S. Keen                    1995        113,333            3,361(5)             15,000                129(9)
 Vice President - Operations       1994        103,333            3,100(5)                                   129(9)
                                   1993         93,000            2,790(5)                                   129(9)

 W. G. Coffeen, III                1995        108,333            3,218(6)             15,000                129(9)
 Vice President - Marketing        1994         98,833            2,965(6)                                   129(9)
                                   1993         92,333            2,770(6)                                   129(9)


(1) Mr. Davis was appointed President and Chief Executive Officer of the Company effective January 27, 1995.
(2) Includes $1,964 contributed to Mr. Hovell's account in the Employee Savings Plan for the 1995 fiscal year; $52 paid to Mr. Hovell with respect to incentive units granted under the Company's Incentive Compensation Plan; $7,250 paid to Mr. Hovell and $4,750 deferred for his account for directors fees earned after January 27, 1995; and $2,490 credited by the Company for 1995 to a deferred account pursuant to a deferred compensation agreement, see "Deferred Compensation Agreement; Transactions upon Retirement of Mr. Hovell" below.
(3) Includes $4,576 and $4,064 contributed to Mr. Hovell's account in the Employee Savings Plan in the 1994 and 1993 fiscal years, respectively, and $36,090 and $15,948 contributed to Mr. Hovell's deferred compensation account for the 1994 and 1993 fiscal years, respectively.
(4) Includes $1,187 contributed to Mr. Davis' account in the Employee Savings Plan for the 1995 fiscal year, and $3,150 paid to Mr. Davis in 1995 pursuant to incentive units granted under the Company's Incentive Compensation Plan.
(5) Includes $3,256, $3,100 and $2,790 contributed to Mr. Keen's account in the Employee Savings Plan for the 1995, 1994 and 1993 fiscal years, respectively, and $105 paid to Mr. Keen in 1995 pursuant to incentive units granted under the Company's Incentive Compensation Plan.
(6) Includes $3,113, $2,965 and $2,770 contributed to Mr. Coffeen's account in the Employee Savings Plan for the 1995, 1994 and 1993 fiscal years, respectively, and $105 paid to Mr. Coffeen in 1995 pursuant to incentive units granted under the Company's Incentive Compensation Plan.
(7)  No option awards were made prior to fiscal year 1995.
(8) Includes $12,000 paid to Mr. Hovell for consulting services after January 27, 1995; $10,653 paid to Mr. Hovell and $170,000 credited to his deferred compensation account in connection with his retirement as described in "Deferred Compensation Agreement; Transactions upon Retirement of Mr. Hovell" below; and $129 in insurance premiums paid by the Company.
(9)  Consists of insurance premiums paid by the Company.


   The following table and notes provide information on option grants to the executive officers named in the Summary Compensation Table above to whom grants were made in fiscal year 1995.


                       OPTIONS GRANTS IN LAST FISCAL YEAR

                                                   Individual Grants                                           Grant Date Value
                               -----------------------------------------------------------------------         ----------------

                               Number of            % of Total
                               Securities           Options
                               Underlying           Granted to           Exercise or
                               Options              Employees in         Base Price       Expiration               Grant Date
         Name                  Granted(2)           Fiscal Year (3)      Per share        Date                   Present Value
         ----                  ----------           -----------------    -------------    ------------         ----------------
         John S. Davis         30,000               28.6%               $21.125          8/20/2006                $129,900

         Gerald S. Keen        15,000               14.3%               21.125           8/20/2006                  64,950

         W.G.Coffeen,III       15,000               14.3%               21.125           8/20/2006                  64,950


(1) The Company has used the Black-Scholes Option Valuation model adjusted for dividends to determine grant date present value of the options. The Company does not advocate or necessarily agree that the Black-Scholes model properly reflects the value of an option. The assumptions used in calculating the option value are as follows: a risk-free interest rate of 6.56%, the rate applicable to a ten-year treasury security at the time of the award; a dividend yield of 5.30%, the yield at the time the option award was made; volatility of 0.247, calculated using daily stock returns for the twelve month period preceding the option award; a stock price at date of grant of $21.13; and a ten-year stock option term. No adjustments were made for forfeitures or vesting restrictions on exercise.

(2) Options are granted with an exercise price equal to market value on the date of the grant and are exercisable in cumulative 25% increments at the end of each of the four years following the date of grant, subject to the condition that no option may be exercised later than ten years after the date of the grant.

(3) The Company granted options representing 105,000 shares to employees during fiscal year 1995.

   The following table and notes provide information on the value of unexercised options at September 30, 1995 held by the executive officers named in the Summary Compensation Table above.


               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR(1)
                     AND 1995 FISCAL YEAR-END OPTION VALUES

                            Number of Securities
                            Underlying Unexercised          Value of Unexercised in-the-
  Name and Position         Options at 9/30/95 (#)          Money Options at 9/30/95 ($)(2)
  -----------------         ---------------------------     -------------------------------
                            Exercisable   Unexercisable     Exercisable      Unexercisable
                            -----------   -------------     -----------      -------------
John S. Davis                      0          30,000            0                  0

Gerald S. Keen                     0          15,000            0                  0

W.G. Coffeen, III                  0          15,000            0                  0


(1) No options were exercised during the 1995 fiscal year.

(2) The ultimate realization of value on the exercise of such options is dependent upon the market price of Common Stock at the time of exercise. Calculations are based on the $21.00 closing price of Common Stock on the last trading day of the fiscal year.


   Employees' Retirement Plan. The Employees' Retirement Plan is a defined benefit plan which covers all full-time employees upon attainment of age 21 and completion of one year of service. Benefits are generally based on various percentages of regular basic compensation for each year of the individual's service, but if the resulting benefit is greater, is based upon average compensation during the last five years of employment proportionately reduced for years of service less than twenty and reduced by 70% of Social Security benefits. Participants are vested after five years of continuous service and are eligible for early retirement at or after age 55 with ten years of credited service.

   The full cost of the Plan is paid by the Company. Amounts accrued pursuant to the Plan for the accounts of the individuals named in the Summary Compensation Table above cannot be readily calculated. The estimated annual retirement benefit, based on current remuneration and assuming retirement at age 65, of Mr. Davis, Mr. Keen and Mr. Coffeen are $42,444, $32,003 and $53,438, respectively. Years of service now credited under the Plan for Mr. Davis, Mr. Keen and Mr. Coffeen are .25, 5 and 8 years, respectively. The estimated annual benefits are net of any reductions for Social Security benefits or other offset amounts.

   Employee Savings Plan. The Employee Savings Plan is a qualified voluntary contributory retirement plan under Section 401(k) of the Internal Revenue Code established by the Company on September 1, 1988. Eligibility requirements are one year of employment and 21 years of age. Eligible employees can invest up to 10% of their base salary in the plan. Employee contributions vest immediately and can be allocated among a money market fund, bond fund, or equities fund, as directed by the employee. The Company makes a contribution, equal to 50% of an employee's contribution, but not more than 3% of the employee's base salary. Company contributions are invested in the Company's Common Stock and are vested at 20% for each year of an employee's service. A participant's account will be distributed following termination of employment. Participants may withdraw their contributions or borrow from their accounts subject to certain conditions. Company contributions for the 1995, 1994 and 1993 fiscal years for each of Mr. Hovell, Mr. Davis, Mr. Keen and Mr. Coffeen are included in the Summary Compensation Table above.

   Deferred Compensation Agreement; Transactions upon Retirement of Mr. Hovell. The Company's deferred compensation agreement with Mr. Hovell, which provided that the Company would credit certain amounts to a deferred account for his benefit, was amended in connection with his retirement on January 27, 1995 to permit the Board of Directors to make discretionary awards to Mr. Hovell's compensation account. The agreement provides that the total amount credited to his deferred account will be paid to him in equal monthly installments over a ten-year period following his retirement. In connection with his retirement and in consideration of Mr. Hovell's past services to the Company, the Board of Directors credited $170,000 to his deferred account and awarded him 20,000 incentive units under the Company's Incentive Compensation Plan. Any amounts payable under the agreement are in addition to employee benefits payable under the Employees' Retirement Plan. Amounts credited to the deferred account for the 1995, 1994 and 1993 fiscal years for Mr. Hovell are included in the Summary Compensation Table above. The Company also entered into a consulting agreement with Mr. Hovell effective after his retirement, which provides for compensation to be paid by the Company for consulting services rendered by Mr. Hovell. Consulting fees paid by the Company for the 1995 fiscal year are included in the Summary Compensation Table above.

   Agreements with Mr. Davis. In connection with Mr. Davis' employment by the Company in 1994, the Company entered into an October 7, 1994 letter agreement with Mr. Davis which provides, among other things, for the Company to enter into an unfunded and unsecured deferred compensation agreement with Mr. Davis substantially in accordance with a proposal provided by consultants retained by the Company. A final deferred compensation agreement between the Company and Mr. Davis has not yet been completed. The letter agreement also provides that, if the employment of Mr. Davis is involuntarily terminated for other than good cause before July 1, 1997, Mr. Davis will receive severance benefits equal to one year of his then-current salary, payable at the rate of 1/12 thereof per month for twelve consecutive months, subject to all applicable state and federal withholding requirements. In connection with his employment, Mr. Davis was granted 3,000 incentive units under the Company's Incentive Compensation Plan.

  Insurance. The Company provides accidental death and dismemberment insurance of $200,000 for each officer and $100,000 for the spouse of each officer. The Company is not designated as the beneficiary under the policy. Premium cost for such insurance for each of Mr. Hovell, Mr. Davis, Mr. Keen and Mr. Coffeen is included in the Summary Compensation Table above.

  Other Compensation. The Company provides certain facilities and services to various officers to assist them in performing their corporate responsibilities and duties in connection with business of the Company, such as automobiles and club memberships. The Summary Compensation Table does not include the value of such facilities and services which might be deemed attributable to personal use by the recipient, because the cost to the Company of such personal benefits with respect to any executive officer named in the Summary Compensation Table did not exceed the lesser of $50,000 or 10 percent of the compensation reported with respect to such executive officer.

                   COMPENSATION AND PLANNING COMMITTEE REPORT

  The Compensation and Planning Committee (the "Committee") is currently comprised of five outside directors: Mr. Hearin, Mr. Hollis, Mr. Hope, Mr. Peebles and Mr. Van Antwerp. Based upon recommendation of the Chief Executive Officer, it reviews and makes recommendations to the Board with respect to salaries and other compensation for officers of the Company. Decisions by the Committee with respect to Compensation of the Company's executive officers, including the Chief Executive Officer, are reviewed and approved by the Board.

  Historically, executive compensation was paid primarily as salary, with compensation also being paid pursuant to deferred compensation agreements with respect to certain officers. The Company also makes contributions to executive officers under the Company's Employee Savings Plan and Employee Retirement Plan on the same basis as with other employees. In fiscal year 1995, the Committee retained William M. Mercer, Inc. ("Mercer") to undertake a comprehensive review of compensation and benefits provided by the Company. Based on a report and recommendation made by Mercer, the Committee adopted a compensation philosophy in March, 1995 which included the following five principles:

  1. Objectives: The Company's two primary compensation objectives are to provide a competitive compensation package that will enable the Company to attract and retain a highly-qualified executive team, and to provide a significant amount of variable compensation that is contingent upon objectively-measured performance, so as to align executive interests with those of customers and stockholders.

  2. Competitiveness: Compensation comparisons will be made against similar-size public utilities on a national basis, to allow the Company to compete nationally for top executive talent. Competitive levels of four compensation components will be measured:

  * Base salary, to be targeted above the median for the peer group, with the primary consideration being external market levels and secondary consideration being internal equity concerns.

  * Annual incentives, to be targeted at the median, to motivate and reward accomplishment of key corporate priorities and objectives.

  * Long-term incentives, to be targeted below the median, so that total target compensation (base salary plus annual incentives plus long-term incentives) would equal median total compensation for peer group executives.

  * Benefits and perquisites, to be targeted at the low end of the competitive range, so as to provide reasonable levels of security and protection but to not emphasize this component of the total compensation package.

  3. Leverage: Annual and long-term incentives are to have significate upside and downside variability so as to create a strong relationship of the level of total executive compensation and the level of performance achieved.

  4. Basis for measurements: Annual and incentive plans are to emphasis teamwork, and are to be based primarily on corporate performance, but will provide latitude to reward individual performance and contributions. Annual incentives are to reflect a balance between shareholder and customer interests, and between financial and operation goals, with financial objectives weighted more heavily with respect to senior executives, and operational goals being more heavily weighted at lower executive levels. Long-term incentives are to focus on stockholder interests and are to be tied, in part, to performance of the Company's stock.

  5. Stock ownership: The executive compensation program is intended to facilitate senior executives acquiring an equity stake in the Company, to increase the alignment between executive interests and stockholders.

  The Committee's compensation philosophy is being gradually implemented by the Committee. Because the stockholders of the Company had approved the Mobile Gas Service Corporation 1992 Stock Option Plan in January 1993, the Committee was able to make awards under that plan consistent with the foregoing compensation philosophy. Under the Stock Option Plan 150,000 shares of the Company's common stock had been reserved for issuance, and stock options with respect to 105,000 shares were granted during fiscal year 1995.

  Because the Committee's bases for determining compensation for executive officers, including the chief executive officer, were largely subjective, there was no mathematical relationship between the corporate performance of the Company and executive compensation for 1995.

  William J. Hearin           Joseph G. Hollis          E. B. Peebles, Jr.

              John C. Hope, III          Thomas B. Van Antwerp


          Compensation Committee Interlocks and Insider Participation

  Mr. Hearin, who is a member of the Compensation and Planning Committee, serves as Chairman of the Board of the Company, but receives no compensation for services as Chairman of the Board of the Company.

             MOBILE GAS SERVICE CORPORATION STOCK PERFORMANCE GRAPH

  The following graph compares the value of $100 invested on October 1, 1990 in the Company's Common Stock, the NASDAQ Market Index and the Media General Gas Utilities Industry Group Index (the "Media General Gas Index"), assuming reinvestment of dividends. The Media General Gas Index, published as Industry Group Index No. 602 by Media General Financial Services of Richmond, Virginia, consists of 59 gas utilities including the Company.


                    COMPARISON OF CUMULATIVE TOTAL RETURN
                 OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

COMPANY                1990     1991     1992     1993     1994     1995
MOBILE GAS SERVICE      100    124.39   158.47   224.53   203.83   202.59
NASDAQ MARKET INDEX     100    107.30   109.51   138.61   125.09   132.42
MG GROUP INDEX          100    134.19   131.96   171.62   181.61   220.50

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  The firm of Deloitte & Touche LLP has served as independent public accountants to audit the Company's financial statements for the past eight years. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions. The Board of Directors is currently requesting proposals from a number of independent public accountants for fiscal year 1996 and has not yet selected accountants for the current fiscal year.


                             STOCKHOLDER PROPOSALS

  Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. Should a stockholder intend to present a proposal at next year's Annual Meeting, it must be received by the Secretary of the Company (at 2828 Dauphin Street, Mobile, Alabama 36606) no later than August 19, 1996, in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

                        POSSIBLE ADJOURNMENT OF MEETING

  In case the requisite vote to elect the nominees for Directors proposed by the Company cannot be obtained at the date set for the meeting, it is the intention of the Company, if it seems advisable to do so at the time, to adjourn the meeting to permit the solicitation of additional proxies. Accordingly, the enclosed form of proxy authorizes a vote in favor of adjournment. The Annual Meeting may be adjourned from time to time without other notice than by verbal announcement at the meeting of any adjournment, and any business for which notice of the Annual Meeting is hereby given may be transacted at any such adjournment.

                               OTHER INFORMATION

  As of this date, the Company does not know of any other business to be presented at the meeting. However, the enclosed proxy gives discretionary authority to the proxy holders named therein should any other matters be presented to the meeting and it is the intention of such proxy holders to take such action in connection therewith as shall be in accordance with their best judgment.

                           ANNUAL REPORT ON FORM 10-K

A copy of the Company's Annual Report on Form 10-K for the period ended September 30, 1995, including the financial statements and the schedules thereto, will be provided without charge, upon receipt of a written request addressed to Charles P. Huffman, Vice President, Chief Financial Officer and Treasurer, Mobile Gas Service Corporation, P.O. Box 2248, Mobile, Alabama 36652.

  Please sign, date, and return the enclosed proxy promptly in the enclosed envelope on which no postage stamp is necessary if mailed in the United States.

                         MOBILE GAS SERVICE CORPORATION
                            By G. EDGAR DOWNING, JR.
                                   Secretary

Mobile, Alabama
Dated December 15, 1995

                                   EXHIBIT A


                                   ARTICLE 6

(a) All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, a board of directors, which shall consist of not less than nine nor more than twelve persons. The exact number of directors within the minimum and maximum limitation specified in the preceding sentence shall be fixed from time to time by the board of directors pursuant to a resolution adopted by a majority of the entire board of directors. Until otherwise changed in accordance with this
Article 6, the number of directors shall be eleven. At the annual meeting of shareholders of the Corporation held in 1996, the directors shall be divided and classified into three classes, as nearly equal in number as possible, with the term of office of the first class of directors to expire at the annual meeting of shareholders of the Corporation to be held in 1997, the term of office of the second class of directors to expire at the annual meeting of shareholders of the Corporation to be held in 1998, and the term of office of the third class of directors to expire at the annual meeting of shareholders of the Corporation to be held in 1999. At each annual meeting of shareholders of the Corporation following such initial classification and election, except as provided below in this Article 6 in the case of electing a successor to a director elected by the board of directors to fill a vacancy occurring in the membership of the board of directors, directors elected to succeed those directors whose terms expire at such annual meeting shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders of the Corporation after their election.

(b) Any vacancy occurring in the board of directors, including by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director so elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders, at which time a director shall be elected to fill the unexpired portion of the term of office of the director whose successor was elected by the remaining directors. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

(c) Notwithstanding the foregoing provisions of this Article 6, any director whose term of office has expired shall continue to hold office until his successor shall be elected and qualify.

(d) Directors may be removed from office at any time, without cause, but only by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors. The holder of each share of capital stock entitled to vote thereon shall be entitled to cast the same number of votes as the holder of such shares is entitled to cast generally in the election of each director. Directors may be removed from office at any time, with cause, in the manner provided by law.

(e) Notwithstanding any other provisions of these Restated Articles of Incorporation or the Bylaws of the Corporation, the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of these Restated Articles of Incorporation inconsistent with, this
Article 6.

PROXY                  MOBILE GAS SERVICE CORPORATION                      PROXY
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
              FOR ANNUAL MEETING OF STOCKHOLDERS, JANUARY 26, 1996

         The undersigned hereby appoints John S. Davis and G. Edgar Downing, Jr., and each of them as proxies, each with power of substitution and revocation, to vote as proxies at the Annual Meeting of Stockholders of Mobile Gas Service Corporation to be held in the Auditorium of the Company at 2828 Dauphin Street, Mobile, Alabama, on Friday, January 26, 1996, at 10:00 a.m., Central Standard Time, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to cast if personally present.

         1. PROPOSAL TO AMEND RESTATED ARTICLES OF INCORPORATION OF MOBILE GAS SERVICE CORPORATION as described in the Company's Proxy Statement dated December 15, 1995 (Management favors a vote "FOR")
                    [ ] FOR           [ ] AGAINST            [ ] ABSTAIN

         2.      ELECTION OF DIRECTORS (Management favors a vote "FOR")
                 Nominees: John S. Davis, William J. Hearin, Joseph G. Hollis, Jr., John C. Hope, III, Walter L. Hovell, Gaylord C. Lyon, S. Felton Mitchell, Jr., G. Montgomery Mitchell, F.B. Muhlfeld, E.B. Peebles, Jr., Thomas B. Van Antwerp
                 [ ] FOR all nominees listed (except as indicated below)
                 (To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

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                 [ ]  VOTE WITHHELD from all nominees.

         3. In their discretion, the Proxies are authorized to vote upon such other and further business as may come before the meeting or any and all adjournments thereof, and upon matters that the Company did not know were going to be brought before the meeting or any adjournment because they had not become known a reasonable time before the solicitation.

         The shares represented by this proxy will be voted in the manner directed herein by the undersigned stockholder. IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES WILL BE VOTED "FOR" PROPOSAL 1 AND "FOR" ALL NOMINEES. Said proxies, or either one of them, are authorized, in their or his discretion, to vote the shares of the undersigned in favor of an adjournment or adjournments of said meeting for the purpose of allowing time for additional solicitation of proxies.


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                                         Stockholder Signature(s)        Date

                                       (Please sign exactly as the name appears
                                       hereon. If stock is held in the name
Please date, sign, and mail            of joint owners, each should sign.
this Proxy in the envelope provided.   Attorneys, Executors, Administrators,
Postage not required if mailed         etc. should so indicate.)
in the United States.